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                                                                    EXHIBIT 5.01



                             HOGAN & HARTSON L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202



                                November 17, 2000



Board of Directors
Guilford Pharmaceuticals Inc.
6611 Tributary Street
Baltimore, MD 21224

Ladies and Gentlemen:

                  We are acting as counsel to Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 300,000 shares of the Company's common stock, par value $0.01 per share, all of which shares (the "Shares") are to be sold by the Selling Stockholder named therein. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on November 15, 2000 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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                  4.       Resolutions of the Board of Directors of the Company
                           adopted at a special meeting held on October 19, 2000, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares as specified in the resolutions of the Board of Directors, the Shares are validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                         Very truly yours,


                                                     /s/ HOGAN & HARTSON L.L.P.
                                                     ---------------------------
                                                         HOGAN & HARTSON L.L.P.